Exhibit 4.11


                              CERTIFICATE OF TRUST

                                       OF

                             DELPHI FINANCE TRUST I


     This Certificate of Trust is being executed as of April 19, 2002 for the purpose of creating a business trust pursuant to the Delaware Business Trust Act, 12 Del. C.ss.ss. 3801 et seq. (the "Act").

     The undersigned hereby certify as follows:

     1. Name. The name of the business trust is Delphi Finance Trust I (the "Trust").

     2. Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

                           Christiana Bank & Trust Company
                           1314 King Street
                           Wilmington, DE  19801

     3. Effective. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

     4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.



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     IN WITNESS WHEREOF, the undersigned, being all of the trustees of the
Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                           CHRISTIANA BANK & TRUST COMPANY,
                           as Delaware Trustee



                           By: /s/ Debra A. Balliet
                               -------------------------------------------
                               Name:   Debra A. Balliet
                               Title:  Trust Officer

                               /s/ Robert M. Smith, Jr.
                               ---------------------------------------
                               Robert M. Smith, Jr., as Regular Trustee


                               /s/ Chad W. Coulter
                               ---------------------------------------
                               Chad W. Coulter, as Regular Trustee


                               /s/ Thomas W. Burghart
                               ---------------------------------------
                               Thomas W. Burghart, as Regular Trustee